SENTO RECEIVES NASDAQ NOTICE REGARDING DELAYED FILING OF FORM 10-Q

SALT LAKE CITY, Utah, November 29, 2006 – Sento Corporation (Nasdaq: SNTO), a right-channeling solutions leader, today reported that it received a NASDAQ Staff Determination letter on November 22, 2006 indicating that because the Company has not filed its quarterly report on Form 10-Q for the quarter ended September 30, 2006, the Company is not in compliance with the filing requirements for continued listing on The NASDAQ Stock Market as set forth in Marketplace Rule 4310(c)(14).  As a result, the Company’s common stock is subject to delisting from the NASDAQ Capital Market.

Sento anticipated receipt of this notice because it delayed filing its Form 10-Q for the second quarter of fiscal 2007 ended September 30, 2006 in order to incorporate additional disclosures relating to an amendment to its credit facility that was executed on November 15.

In accordance with NASDAQ procedures, Sento will request a hearing with the NASDAQ Listing Qualifications Panel to review the Staff Determination.  The Company’s shares will remain listed on NASDAQ under the ticker symbol SNTO pending a decision by the Panel.  There can be no assurance that the Panel will grant Sento’s request for continued listing.

Sento intends to file its Form 10-Q as soon as practical.

SENTO PROFILE

Sento Corporation (www.sento.com) specializes in Right Channeling(SM), a proven methodology designed to optimize customer contact solutions and ensure that companies make informed choices for multi-channel communication that support their business goals and customer expectations.  We offer outsourced customer contact services designed to optimize the way companies interact with their customers to enhance brand loyalty, improve customer satisfaction, drive business initiatives and reduce service costs.  Through our proprietary Customer Choice Platform(SM), we offer comprehensive professional services and customer interaction tools for customer acquisition, customer service and technical support.  Companies can select communication channels from a range of integrated live support and web-enabled self-help applications that combine voice, chat, email and web forums.  With operations in the U.S., The Netherlands, and France, plus partnerships in India and other low-cost regions, Sento provides customer contact solutions in 19 languages to industry-leading clients worldwide including McAfee, LensCrafters, Philips, Thomson, and Overstock.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements encompass Sento's beliefs, expectations, goals, hopes, or intentions regarding future events.  Words such as “expects,” “intends,”  “estimates,” “believes,” “anticipates,” “should” and “likely” also identify forward-looking statements.  All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date.  Sento assumes no obligation, and specifically disclaims any obligation, to update any forward-looking statement.  Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company’s stock price has historically been volatile; variations in market and economic conditions; the Company’s dependence on its limited number of key clients; failure to renew existing client contracts for continuation of services; reduction in services requested by the Company’s clients resulting in lower revenues for the Company; the Company’s ability to complete negotiations and execute client agreements; failure to complete an equity or subordinated debt financing on a timely basis; failure to maintain the listing of its common stock on NASDAQ Capital Market; risk of equipment failure and/or emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions, which could cause actual results to differ from the Company's current expectations, are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:

Patrick F. O'Neal, CEO, Sento at 801-431-9209 or pat_oneal@sento.com

Anthony Sansone, CFO, Sento at 801-431-9200 or tony_sansone@sento.com

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